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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 20, 1998

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                            1-9210                            95-4035997
  (State or other jurisdiction               (Commission                      (I.R.S. Employer
        of incorporation)                    File Number)                     Identification No.)


              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                                 90024
      (Address of principal executive offices)                      (ZIP code)


               Registrant's telephone number, including area code:
                                 (310) 208-8800


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Item 5.   Other Events
-------   ------------

        Occidental Petroleum Corporation reported on July 20, 1998, net income of $186 million ($.51 per share) for the second quarter of 1998, compared with net income of $158 million ($.41 per share) for the second quarter of 1997. Earnings before special items were $47 million for the second quarter of 1998, compared with $138 million for the same period in 1997. Sales were $1.5 billion for the second quarter of 1998, compared with $2.2 billion for the same period in 1997.

        Oil and gas divisional earnings before special items were $90 million for the second quarter of 1998, compared with $139 million for the second quarter of 1997. Results for the second quarter of 1998 were $380 million after including pretax gains of $290 million related to the sale of nonstrategic U.S. oil and gas assets. The decrease in earnings before special items primarily reflects the negative impact of lower worldwide crude oil prices, partially offset by higher natural gas prices and increased crude oil production in the eastern hemisphere and United States.

        Chemical divisional earnings before special items for the second quarter of 1998 were $90 million, compared with $189 million for the same period of 1997. Results for the second quarter of 1998 were $60 million after including $30 million pretax reorganization and other charges. These charges reflect the downsizing due to the petrochemicals partnership with Equistar. The decline in 1998 earnings before special items resulted primarily from lower prices for chlorine, EDC and petrochemical products, partially offset by higher caustic soda prices.

        Interest expense in the second quarter of 1998 was $118 million, compared with $101 million for the second quarter of 1997. The increase in interest expense is primarily attributable to temporarily higher debt levels used to fund a portion of the Elk Hills acquisition.

        For the first six months of 1998, Occidental's net income totaled $363 million ($1.01 per share), compared with net income of $337 million ($.88 per share) for the first six months of 1997. The six months earnings before special items were $136 million for 1998, compared with $265 million for 1997. Sales were $3.2 billion for the six months of 1998, compared with $4.1 billion for the same period of 1997.


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
SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)


                                                       Second Quarter                      Six Months
                                             ------------------------        ------------------------
Periods Ended June 30                             1998           1997(b)          1998           1997(b)
=================================            =========      =========        =========      =========
DIVISIONAL NET SALES
   Oil and gas                               $     739      $   1,055        $   1,479      $   1,897
   Chemical                                        804          1,103            1,764          2,178
                                             ---------      ---------        ---------      ---------
                                             $   1,543      $   2,158        $   3,243      $   4,075
=================================            =========      =========        =========      =========

DIVISIONAL EARNINGS
   Oil and gas                               $     380      $     139        $     612      $     386
   Chemical                                         60            189              218            281
                                             ---------      ---------        ---------      ---------
                                                   440            328              830            667
UNALLOCATED CORPORATE ITEMS
   Interest expense, net                          (118)          (101)            (230)          (202)
   Income taxes (a)                               (116)           (62)            (242)          (147)
   Other                                           (20)           (27)             (33)           (53)
                                             ---------      ---------        ---------      ---------

INCOME FROM CONTINUING OPERATIONS                  186            138              325            265
Discontinued operations, net                        --             20               38             72
                                             ---------      ---------        ---------      ---------

NET INCOME                                         186            158              363            337

Preferred dividends                                 (5)           (23)              (9)           (46)
                                             ---------      ---------        ---------      ---------

EARNINGS APPLICABLE TO COMMON STOCK          $     181      $     135        $     354      $     291
                                             =========      =========        =========      =========

BASIC EARNINGS PER COMMON SHARE (c)
   Income from continuing operations         $     .51      $     .35        $     .90      $     .66
   Discontinued operations, net                     --            .06              .11            .22
                                             ---------      ---------        ---------      ---------
BASIC EARNINGS(LOSS) PER COMMON SHARE        $     .51      $     .41        $    1.01      $     .88
                                             =========      =========        =========      =========

DILUTED EARNINGS PER COMMON SHARE (c)
   Income from continuing operations         $     .49      $     .34        $     .88      $     .64
   Discontinued operations, net                     --            .05              .10            .20
                                             ---------      ---------        ---------      ---------
DILUTED EARNINGS(LOSS) PER COMMON SHARE      $     .49      $     .39        $     .98      $     .84
                                             =========      =========        =========      =========

AVERAGE COMMON SHARES OUTSTANDING (c)            359.1          330.6            351.8          330.3
=================================            =========      =========        =========      =========

(a) Includes an adjustment to corporate taxes, as quarterly consolidated taxes are computed in accordance with APB Opinion No. 28 and hence are based on projections of total-year income and taxes. Also, includes an offset for credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings have benefited from credits allocated by $3 million and $6 million at oil and gas and chemical, respectively, in the second quarter of 1998 and by $3 million and $7 million at oil and gas and chemical, respectively, in the second quarter of 1997.
(b) 1997 results have been restated to reflect the adoption of SFAS 131, "Disclosures about Segments of an Enterprise and Related Information" and to reflect MidCon as a discontinued operation.
(c) The 1998 earnings per share calculation includes the effect of 16.6 million shares of preferred stock being converted into 37.3 million shares of common stock, primarily in the first quarter of 1998.


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
SUMMARY OF OPERATING STATISTICS


                                                        Second Quarter                    Six Months
                                              ------------------------      ------------------------
Periods Ended June 30                              1998           1997           1998           1997
===================================           =========      =========      =========      =========
NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                          75             58             78             58
   Natural gas liquids
     (thousands of barrels)                           9             10              7             11
   Natural gas
     (millions of cubic feet)                       578            630            603            612

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                          79            119             86            121

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                         143            107            137            101
   Natural gas
     (millions of cubic feet)                       124            112            131            119




CAPITAL EXPENDITURES (millions)               $     306      $     393      $     586      $     655
                                              =========      =========      =========      =========


DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)           $     221      $     207      $     451      $     411
===================================           =========      =========      =========      =========


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)




DATE:   July 21, 1998        S. P. DOMINICK, JR.
                             ---------------------------------------------------
                             S. P. Dominick, Jr.,  Vice President and Controller
                             (Chief Accounting and Duly Authorized Officer)




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